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                                                                   EXHIBIT 10.12

               SUPPLEMENTAL AGREEMENT BETWEEN ZINDART AND XINXING
           FOR THE TERMINATION OF COOPERATIVE JOINT VENTURE CONTRACT

PARTY A:         GUANGZHOU XINJIAO HUANGPU ECONOMIC DEVELOPMENT COMPANY

PARTY B:         HONG KONG ZINDART ENTERPRISE COMPANY LIMITED


         Party A and Party B co-operated to manage Zindart Xinxing Toy Gifts Company Limited, a cooperative joint venture. During the joint venture, each party abided by the principles of friendly and mutual benefits, co-operation has been pleasant and at the same time both parties have received satisfactory returns. Party B has now readjusted its operational strategies. Pursuant to a board meeting held on 10th May 1997, both parties have unanimously agreed to terminate the cooperative joint venture contract of Xinxing Toys and Gifts Co. Ltd. by the end of 31st December 1997. All facilities and raw materials belonging to Party B will be transferred to the Dongguan Factory from September till the end of December 31st 1997. Upon the termination of the contract, both Party A and Party B shall comply with the following provisions:

         1.      Establish a 6-person Liquidation Committee.

                 3 persons from Party A:

                 3 persons from Party B:

                 This Committee will be responsible for clearing all debts and obligations incurred during the joint venture period, including rent, water and electricity bills, telephone bills, taxes and other expenses which will be paid by Party B before December 1997 to the relevant departments.

         2. The Liquidation Committee will return to the respective party all production facilities, production tools and equipment, office products, living facilities, transportation, fire prevention equipment, etc., which were originally provided by such party.

         3. Finished product, semi-finished products and supplementary materials wholly owned by Party B in the warehouse shall belong to Party B.





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         4.      Party A and Party B shall jointly process the change of
                 customs clearance of equipment and materials, cancel import and export contracts, clear industrial and commercial taxes, etc., and Party B shall be responsible for all relevant expenses.

         5. In the process of clearing and returning the goods, all immovable fixtures and fittings in the factory, dormitories and warehouse, including the interior decoration, water and electrical pipes, wiring, switches, lighting and lamps and fire prevention piping shall be kept in the original good condition and shall be returned to Party A without consideration.

         6. During the joint venture, Party B paid for all the construction work of the factory and dormitories which will be given to Party A without any consideration.

         7. If Party B cannot remove all facilities and materials by 31st December 1997, the factory and site then cannot be wholly handed back to Party A. Party B will pay rent and management fees to Party A in accordance with the contracted fees for 1997 for the period of extension required and the area used.

         8. Staff originally seconded to the joint venture company by Party A who are willing to go to the Dongguan Factory to work will be welcome by Party B. The original salaries will not change, but job duties have to be determined according to factory requirements.

         9. Due to the termination of the cooperative joint venture contract, Party B shall compensate Party A a lump sum of RMB150,000.00. Such payment shall be made after Liquidation has been completed.

         10. This Agreement and the resolution of the Board of Directors are unanimous and shall take effect immediately upon signing by both parties.

Party A                                   Party B
Guangzhou Whampoa                         Hong Kong Zindart Enterprise Company
Economic Development Company              Limited

Representative:  Chop                     Representative:  Chop

                                          7th May, 1997





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